UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2013

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2013, the board of directors of Restoration Hardware Holdings, Inc. (the “Company”) appointed Gary Friedman, 55, as the Company’s Co-Chief Executive Officer, Creator and Curator, and as Chairman of the Company’s board of directors, effective immediately. Michael Chu, the former Chairman of the Company’s board of directors, shall continue to serve as a member of the Company’s board of directors.

From October 2012 until July 1, 2013, Mr. Friedman served as the Company’s Chairman Emeritus, Creator and Curator on an advisory basis. He previously served as the Company’s Chairman and Co-Chief Executive Officer from June 2010 to October 2012, and as the Company’s Chairman and Chief Executive Officer from March 2001 to June 2010. He served as a member on the Company’s board of directors from March 2001 to October 2012. Prior to joining the Company, from 1988 to 2001, Mr. Friedman worked for Williams-Sonoma, Inc., a specialty retailer of products for the home, where he served in various capacities, including as President and Chief Operating Officer from May 2000 to March 2001, as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000 and as Executive Vice President and President of the Williams-Sonoma and Pottery Barn brands from 1993 to 1995. Prior to joining Williams-Sonoma, Mr. Friedman spent eleven years with The Gap, Inc., a specialty retailer, in various management positions. Mr. Friedman’s employment agreement with the Company provides that he will serve as the Company’s Co-Chief Executive Officer and as a member of the Company’s board of directors.

In connection with Mr. Friedman’s appointment, the Company and Mr. Friedman entered into an employment agreement, a copy of which is attached hereto as Exhibit 10.1. Mr. Friedman’s employment agreement provides for an annual base salary of $1.25 million, and that he is eligible for annual bonus compensation targeted at between 85% and 125% of his annual base salary. If Mr. Friedman’s employment is terminated by the Company without cause (as defined in the agreement), or by Mr. Friedman for good reason (as defined in the agreement), he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) any earned and unpaid portion of his annual bonus, (c) severance payments totaling $20 million, less withholdings, paid on our regular payroll schedule over the 24 months following the termination date, (d) a pro-rata amount (based on the number of days Mr. Friedman was employed during the fiscal year through the termination date) of Mr. Friedman’s target bonus for the applicable fiscal year in which termination of employment occurs, to be paid at the same time and in the same form as Mr. Friedman’s annual bonus would otherwise be paid, and (e) subject to Mr. Friedman’s timely election under COBRA, continuation of health insurance benefits for 24 months following the termination date, which benefits shall be paid for by the Company to the same extent that the Company paid for health insurance for Mr. Friedman prior to termination. Mr. Friedman has agreed that, during his employment with us and for so long as he is entitled to and is receiving continued severance payments, he will not directly or indirectly work for or engage or invest in any competitor. Mr. Friedman also agreed that, during his employment with us and for the two years following his employment, he will not (i) hire any senior management of the Company who is then in the employ of the Company, (ii) solicit for hire any employee of the Company, provided, however, that general solicitations not targeted to the Company employees shall not be prohibited, (iii) cause any of the foregoing persons to terminate their employment relationship with the Company or (iv) for so long as he is entitled to and is receiving continued severance payments, encourage any person or entity which is a customer or supplier of the Company to cease, reduce, limit or otherwise alter in a manner adverse to the Company its existing business or contractual relationship with the Company. The employment agreement between the Company and Mr. Friedman replaces the advisory agreement previously entered into between the Company and Mr. Friedman on October 20, 2012, a copy of which was filed as Exhibit 10.18 with the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on October 31, 2012.

The board of directors granted Mr. Friedman an option to purchase 1,000,000 shares of the Company’s common stock under the Company’s 2012 Stock Incentive Plan, with an exercise price equal to the closing price of the Company’s common stock on the date of grant, in connection with Mr. Friedman’s appointment. The option is fully vested as of the date of grant but any shares issued upon exercise of the option will be subject to selling restrictions which are scheduled to lapse in three equal installments on the third, fourth and fifth anniversaries of the grant date. The fully vested option will result in a one time non-cash stock compensation charge, estimated to be between $30 million and $35 million, all of which will be recorded in the second quarter of fiscal 2013.

In connection with Mr. Friedman’s appointment, Carlos Alberini entered into an amendment to his existing employment agreement in order to reflect the change in Mr. Alberini’s title from Chief Executive Officer to Co-Chief Executive Officer of the Company. A copy of the amendment to Mr. Alberini’s employment agreement is attached hereto as Exhibit 10.2.

Effective as of July 2, 2013, Mr. Friedman and HH Hierarchy Holdings, Inc., the sole members of Hierarchy, LLC (“Hierarchy”), transferred all of the membership interests of Hierarchy to the Company’s wholly-owned subsidiary, Restoration Hardware, Inc. Hierarchy was established in October 2012 and included the Company’s apparel-related business plans. The new concept will be rebranded as RH Atelier and will focus on the development of luxury apparel, accessories, footwear, and jewelry, and will be integrated and launched on the RH platform.

Item 7.01.	Regulation FD Disclosure.

On July 3, 2013, the Company issued a press release announcing the appointment of Mr. Friedman as the Company’s Co-Chief Executive Officer and as Chairman of the Company’s board of directors. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the Company’s estimate of the amount of the one-time non-cash stock compensation charge in the second quarter of fiscal 2013 for the fully vested stock option granted to Mr. Friedman. The actual amount of this charge could differ materially from the estimate set forth in this Form 8-K. Readers should refer to the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 29, 2013 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements stated in this Form 8-K are based on information available to the Company today and the Company assumes no obligation to update them.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement dated as of July 2, 2013 between the Company and Gary Friedman

10.2	Amendment to Amended and Restated Employment Agreement, dated as of July 2, 2013, between the Company and Carlos Alberini

99.1	Press Release issued by the Company on July 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Restoration Hardware Holdings, Inc.

Date: July 3, 2013	By:	/s/ Karen Boone
Karen Boone
Chief Financial Officer